UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): December 31, 2010

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2010, Lufkin Industries, Inc. amended and restated its revolving credit facility (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. The Credit Agreement was extended to December 31, 2013, the amount of the committed facility was increased to $80 million and various terms and conditions, including applicable margins and negative covenants, were modified. The Credit Agreement was also amended to allow the commitment to be increased to $200 million subject to various restrictions. The Credit Agreement is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Credit Agreement dated as of December 31, 2010, between Lufkin Industries, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:           January 4, 2011

EXHIBIT INDEX

Exhibit No	Description

10.1	Amended and Restated Credit Agreement dated as of December 31, 2010, between Lufkin Industries, Inc. and JPMorgan Chase Bank, N.A.